                                                                    EXHIBIT 99.1
PROXY

                           INTRAMED LABORATORIES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON  NOVEMBER 10, 1994


     The undersigned hereby appoints Stuart L. Foster, Stephen A. Sosnowski and Steven J. McGowan, as proxies, each with the power to act without the other and to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Intramed Laboratories, Inc. ("Intramed") held of record by the undersigned on October 5, 1994 at the Special Meeting of Shareholders to be held on November 10, 1994 at 9:00 a.m., local time, at the principal executive offices of Intramed located at 11100 Roselle Street, San Diego, California, and at any and all adjournments or postponements thereof. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement in connection therewith, each dated October 11, 1994, is hereby acknowledged. The undersigned hereby revokes any proxies heretofore given.


     1. The approval and adoption of the Agreement and Plan of Reorganization dated March 30, 1994 (the "Reorganization Agreement"), among Baxter International Inc., a Delaware corporation ("Baxter"), Intramed and the prior holders of a majority of Intramed's outstanding Common Stock (the "Majority Shareholders"), pursuant to which Intramed shall be merged (the "Merger") with and into Baxter CVG Sub Inc., a Delaware corporation ("Acquisition"), a wholly-owned subsidiary of Baxter; the Majority Shareholders and the remaining shareholders of Intramed (other than Acquisition) shall receive shares of Baxter Common Stock in exchange for the shares of Intramed Common Stock previously tendered to Baxter or converted in the Merger; and the holders of outstanding options to purchase shares of Intramed Common Stock as of the effectiveness of the Merger shall be replaced by Baxter with substitute options to purchase shares of Baxter Common Stock.

          _______  FOR        _______   AGAINST        _______   ABSTAIN

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

                              Dated________________________________________

                              _____________________________________________
                                             Signature(s)*

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PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.